Exhibit 3.3.2

L11000047207
FILED 8:00 AM
April 20, 2011
Sec. Of State
btadlock

Electronic Articles of Organization

For

Florida Limited Liability Company

Article I

The name of the Limited Liability Company is:

AMC CONCESSIONAIRE SERVICES OF FLORIDA, LLC

Article II

The street address of the principal office of the Limited Liability Company is:

920 MAIN STREET

KANSAS CITY, MO. 64105

The mailing address of the Limited Liability Company is:

920 MAIN STREET

KANSAS CITY, MO. 64105

Article III

The purpose for which this Limited Liability Company is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The name and Florida street address of the registered agent is:

CT CORPORATION SYSTEM

1200 SOUTH PINE ISLAND ROAD

PLANTATION, FL. 33324

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Registered Agent Signature: KATHERINE LACKEY, ASST. SECRETARY

Article V

The name and address of managing members/managers are:

Title: MGR

GERARDO I LOPEZ

920 MAIN STREET

KANSAS CITY, MO. 64105 US

Title: MGR

CRAIG R RAMSEY

920 MAIN STREET

KANSAS CITY, MO. 64105 US

Title: MGR

KEVIN M CONNOR

920 MAIN STREET

KANSAS CITY, MO. 64105 US

Signature of member or an authorized representative of a member

Electronic Signature: KEVIN M CONNOR

I am the member or authorized representative submitting these Articles of Organization and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of the LLC and every year thereafter to maintain “active” status.